                                                                    Exhibit 6(G)

                            SHARE PURCHASE AGREEMENT


         THIS AGREEMENT effective as of May 22, 1996 (the "Effective Date")

BETWEEN:

         DAVID TYRRELL
         -------------

         of the Municipality of Metropolitan Toronto in the Province of Ontario (hereinafter referred to as the "Vendor")

         OF THE FIRST PART

-and -

         American Stone Industries, Inc.
         -------------------------------

         a corporation duly incorporated under the laws of the Province of Ontario (hereinafter called the "Purchaser")

                  OF THE SECOND PART

WHEREAS the authorized capital of Tyrrell Stone Design Limited (hereinafter called the "Corporation", a corporation duly incorporated under the laws of the Province of Ontario, consists of unlimited common shares of which 100 Common shares (the "Common Shares" are issued and outstanding as fully paid and non-assessable and the beneficial owners thereof are as follows:

                  Beneficial Owner             Number of shares
                  ----------------             ----------------
                  David Tyrrell                100 Common

AND WHEREAS the Vendor wishes to sell and the Purchaser wishes to purchase the Common Shares on the terms and conditions hereof;

NOW THEREFORE in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency whereof each of the parties hereto hereby acknowledges, the parties hereto covenant and agree as follows:

                                   ARTICLE ONE

                           PURCHASE AND SALE OF SHARES

Section 1.01 The Purchaser hereby purchases and the Vendor hereby sells the Common Shares for the consideration and subject to the terms and conditions hereinafter set forth, effective on the Closing Date.

Section 1.02 The following shall be the terms of payment for the Common Shares:

         (a) the purchase price (the "Purchase Price") payable for the Common Shares shall be an amount equal to the fair market value of 200,000 Class A Common Shares of the Purchaser, on the Closing Date determined by multiplying the closing share price of one Class A Common Share as listed on NASDAQ on the Closing Date by 200,000;

         (b) in satisfaction of the Purchase Price payable for the Common Shares, the Purchaser shall issue to the Vendor 200,000 fully paid and non-assessable and restricted Class A Common Shares (the "Issued Shares") in the capital of the Purchaser. The Purchaser shall issue to the Vendor on the Closing Date a certificate registered in the name of the Vendor for the Issued Shares;


                                   ARTICLE TWO

         REPRESENTATIONS AND WARRANTIES OF THE VENDOR

Section 2.01 The Vendor hereby represents and warrants to the Purchaser that:

         (a) the authorized capital of the Corporation is described in the recitals herein and the Common Shares have been issued as fully paid and non-assessable shares and there are no other shares, options, or other rights with respect to the equity of the Corporation outstanding now or at Closing;

         (b) the Vendor is the registered and beneficial owner of the Common Shares set opposite his or her name;

         (c) the fulfillment of the Vendor's obligations hereunder will not, on the Closing Date, be in contravention of any contracts or instruments to which the Vendor is a party or by which he is bound;

         (d) the Common Shares are free and clear of all liens, claims, rights, adverse interests, restrictions and encumbrances of any nature whatsoever,

         (e) the Vendor knows of no claim, action, proceeding or investigation pending or threatened which places in question the validity or enforceability of this agreement; and

         (f) the Vendor is not a non-resident as defined in subsection 248(l) of the Income Tax Act (Canada) (the "Act").


                                  ARTICLE THREE

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Section 3.01 The Purchaser represents and warrants to the Vendor that:

         (a) the Purchaser has been duly incorporated and organized and is validly subsisting under the laws of the State of Delaware, USA with full corporate power and authority to enter into and perform this agreement and this agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable in accordance with its terms;

         (b) the Issued Shares will be issued as fully paid and non-assessable shares in the capital of the Purchaser and the authorized capital of the Purchaser is as stated in Schedule "A" hereto;

         (c) the fulfillment of the Purchaser's obligations hereunder will not be in contravention of the Purchaser's constating documents, articles or by-laws or of any laws, regulations or similar requirements, and will not contravene any contracts or instruments to which the Purchaser is a party or by which the Purchaser is bound;

         (d) on Closing the Issued Shares will be free and clear of all liens, claims, rights, adverse interests, restrictions and encumbrances of any nature whatsoever, save as expressly set forth in this Agreement, and

         (e) the Purchaser knows of no action, claim, proceeding or investigation pending or threatened which places in question the validity or enforceability of this agreement.


                                  ARTICLE FOUR

                             COVENANTS OF THE VENDOR

Section 4.01 The Vendor covenants as follows:

         (a) all necessary steps and proceedings shall be taken to effectively and validly carry out the transaction herein contemplated including providing an affidavit confirming the truth of the Vendor's representations and warranties hereunder on Closing; and

         (b) the Vendor shall cause the share certificates representing the Common Shares to be delivered to the Purchaser on the Closing Date, duly endorsed in blank for transfer.

         (c) the Vendor shall provide the opinion of its corporate counsel, in the form attached hereto as Schedule "B-1".

         (d) the Vendor shall continue to be the sole director and shall continue as the sole officer of the Corporation after Closing, and shall operate the Corporation after the Closing Date in a prudent and reasonable manner, provided that the Vendor shall assure that no salaries, dividends, shareholder loans or other pay outs of any type are made by the Corporation to the Vendor or to any other party, without the specific instructions of the Purchaser as shareholder of the Corporation, after the Closing Date save and except for payments of third party invoices for supplies, materials and other direct operating costs of the Corporation made in the usual course of business. The Vendor represents and warrants to the Purchaser, that, to the best of the knowledge and belief of the Vendor, the financial records of the Corporation that have been provided to the Purchaser accurately describe the current state of the Corporation, and that there are no claims, liabilities, obligations or other matters which might affect the Corporation, except as shown in the said statements. The Purchaser acknowledges that the use of the "Tyrrell Stone Design" business style is limited to the use permitted by law and the Vendor makes no representation or warranty that he has any right to the use of the said name, and the Purchaser agrees that if they choose to use such name that they do so at their own risk.

                                  ARTICLE FIVE

                           COVENANTS OF THE PURCHASER

Section 5.01 The Purchaser covenants as follows:

         (a) the Purchaser shall cause all necessary steps and corporate proceedings to be taken to effectively and validly carry out the transaction herein contemplated including providing the share certificates for the Issued Shares.

         (b) the Purchaser will provide the opinion of its corporate counsel in the form attached hereto as Schedule "B-2".

         (c)      INTENTIONALLY DELETED.


                                   ARTICLE SIX

                 CONDITIONS PRECEDENT TO THE OBLIGATIONS OF THE
                            PURCHASER AND THE VENDOR

Section 6.01 The Purchases and the Vendor's obligations under this agreement are subject to the fulfillment on or prior to the Closing Date of the following conditions with each of subparagraphs (a) and (b) being for the sole benefit of the Vendor and being subject to being waived by the Vendor and with each of subparagraphs (c) and (d) being for the sole benefit of the Purchaser and being subject to being waived by the Purchaser, and the condition in subparagraph (e) being a true condition precedent:

         (a) all the representations and warranties herein of the Purchaser shall be true on and as of the closing Date with the same effect as though they had been made on and as of the Closing Date and the Purchaser shall have provided the corporate opinion described in Article 5 hereof;

         (b) the Purchaser shall have complied with all covenants to be complied with by the Purchaser as set forth herein;

         (c) all the representations and warranties herein o the Vendor shall be true on and as of the Closing Date with the same effect as though they had been made on and as of the Closing Date and the Vendor shall have provided the corporate opinion described in Article 4 hereof;

         (d) the Vendor shall have complied with all of the covenants to be complied with by the Vendor as set forth herein; and

         (e)      INTENTIONALLY DELETED.

                                  ARTICLE SEVEN

                                     CLOSING

Section 7.01 The purchase and sale of the Common Shares shall be completed in the offices of the Purchaser at May 23, 1996 or at such other place, date or time as may be mutually agreed to in writing by the parties hereto (the "Closing Date" or the "Date of Closing").


                                  ARTICLE EIGHT

                                  MISCELLANEOUS

Section 8.01 Survival All representations and warranties made by the parties herein or pursuant hereto shall speak as of the Closing Date and shall survive the Closing Date.

Section 8.02 Governing Law This agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario and the laws of Canada in force therein and the parties agree to submit any dispute arising out of this agreement to the courts of such Province.

Section 8.03 Further Assurances The parties hereto agree to sign or execute all such other deeds and documents and do such other things as may be necessary or desirable for more completely and effectually carrying out the terms and intention of this agreement.

Section 8.04 Successors and Assigns This agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, provided that this agreement shall not be assigned by either party without the express written consent of the other party.

Section 8.05 Time shall be of the essence of this agreement.


IN WITNESS WHEREOF the parties hereto have executed and delivered this agreement as of the time and date first above written.

----------------------------         -----------------------------------------
         Witness                     David Tyrrell


                                     American Stone Industries, Inc.


                                     By:
                                        ----------------------------------
                                     By:
                                        ----------------------------------


                                    I/we have authority to bind the corporation.

                                  Schedule "A"
                                  ------------

          List of Authorized Capital of American Stone Industries, Inc.
                                    including
                          Limitations on Issued Shares


AUTHORIZED CAPITAL of AMERICAN STONE INDUSTRIES INC.:
-----------------------------------------------------

40,000,000 shares of common stock with $.001 par value

20,000,000 shares of preferred stock with $.001 par value


RESTRICTIONS ON ISSUED SHARES
-----------------------------

Shares are subject to a complete prohibition on transfer or sale for a two year period after issuance.

                                 SCHEDULE "B-1"

DRAFT
-----

May 23, 1996

American Stone Industries, Inc.

DELIVERED
---------

Re: American Stone Industries Inc. ("ASII") purchase of Shares of Tyrrell Stone Design Limited from David Tyrrell


We have acted as counsel for David Tyrrell in connection with the sale of all of the shares of Tyrrell Stone Design Limited (the "Company") pursuant to an agreement made as of the 22 day of May, 1996 (the "Share Purchase Agreement") between David Tyrrell and American Stone Industries, Inc. (the "Purchaser").

In connection with the opinions hereinafter expressed, we have considered such questions of law but have examined only the corporate records in our possession for the purposes of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, photostatic or facsimile copies.

In expressing the opinions in paragraphs 6 and 7 hereof, we have assumed that the Share Purchase Agreement and all documents thereunder have been duly authorized, executed and delivered by the Purchaser and constitute valid and legally binding obligations of the Purchaser enforceable in accordance with their terms.

Based on the foregoing, and subject to the qualifications and reservations hereinafter expressed, we are of the opinion that:

1. The Company is a subsisting corporation and has not been dissolved under the laws of the Province of Ontario.

2. The authorized capital of the Company consists of an unlimited number of common shares of which 100 common shares (the "Shares") are validly issued and outstanding and are the only outstanding shares of record of the Company.

3. Immediately prior to Closing, David Tyrrell was the owner of record of the Shares.

4. The Share Purchase Agreement and all documents thereunder to which David Tyrrell is a party have been duly executed and delivered by David Tyrrell and constitute legally binding obligations of David Tyrrell enforceable against him in accordance with their respective terms.

5. Neither (a) the execution or delivery of the Share Purchase Agreement nor (b) the fulfillment or compliance with any of the terms thereof will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under, the articles and by-laws, as amended, of the Company, or will require the consent or other action by any administrative or governmental body.

The opinions expressed herein are subject to the following qualifications and reservations:

         (a) the enforceability of any agreement or any judgment arising out of or in connection therewith (and the priority of any rights arising thereunder) may be limited by any applicable bankruptcy, reorganization, winding-up, insolvency, moratorium or other laws of general application affecting the enforcement of creditors' rights from time to time in effect;

         (b) the enforceability of the provisions of the Share Purchase Agreement and any documents thereunder may be limited by general principles of equity and the obligation to act in a reasonable manner and, in particular, no opinion is expressed as to the availability of equitable remedies (including those of specific performance and injunction) for the enforcement of any provision of the Share Purchase Agreement or any document thereunder;

         (c) with respect to the opinion given in paragraph 2 above, we have assumed that all consideration required to have been paid or given in connection with the issuance of the outstanding shares in the capital of the Company has in fact been paid;

         (d) the opinions expressed herein are limited to the laws of the Province of Ontario and laws of Canada applicable therein in force on the date hereof;

         (e) we express no opinion as to the truth or accuracy of any of the warranties or representations in the Share Purchase Agreement nor have we made any searches or investigations or inquiries with respect thereto; the opinions expressed herein are based solely on a review of the corporate records of the Company in our possession and are subject to any matter that would be revealed by any further investigation or inquiry.

The opinions expressed herein are provided solely for the benefit of the addresses pursuant to the Share Purchase Agreement and may not be relied upon by or disclosed to anyone else or used for any other purpose, without our prior written consent.

Yours very truly,

BIRENBAUM, KOFFMAN, STEINBERG

Per:

Stanley Landau
SL/rg

                                 Schedule "B-2"


                                  May 22, 1996





Mr. David Tyrrell
22 Trenton Avenue
Toronto, Ontario  M4C 2Z5

         -and-

Birenbaum, Koffman, Steinberg
Barristers and Solicitors
33 Bloor Street East
Suite 1000
Toronto, Ontario  M4W 3H1

Dear Sirs:

         We act as counsel to American Stone Industries, Inc. ("Issuer") in certain matters. This opinion is being delivered to you pursuant to an Agreement by and between the Issuer and David Tyrrell ("Seller"), dated May 22, 1996 (the "Agreement").

         This opinion is governed by and shall be interpreted in accordance with, the Legal Opinion Accord of the ABA Section of Business law (1991) (the "Accord"). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations (only some of which are referred to in this letter) more particularly described in the Accord, and this letter should be read in conjunction with the Accord.

         We have examined the Agreement together with copies of such records of meetings written actions in lieu of meetings, or resolutions adopted at meetings, of the directors of the Company, and such other documents and instruments as in our judgment as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. In this regard, we have also relief upon verbal information provided by the Issuer, including its officers and directors and others acting on the Issuer's behalf.

         In examination of the foregoing documents and verbal representations, we have assumed, without independent investigation; the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents; the truth and accuracy of all verbal representations; and the truth and accuracy of all representations of Issuer in the Agreement.

         Based upon and subject to the foregoing we are of the opinion that:

         1. The Issuer is duly incorporated under the laws of the State of Delaware, U.S.A. The Issuer has not yet filed its 1995 Annual Franchise Tax Report, because the Issuer's registered agent misaddressed the Report. As a result, the Secretary of State of Delaware will not issue a Good Standing Certificate until the Report is filed. The Issuer has informed this law firm that the Report will be filed on or before May 25, 1996, and as soon as we are informed that the Report has been filed, we will amend this opinion to state that the Issuer is validly existing and in good standing. However, we note that the Issuers charter has not been voided, and the Company can continue to active operations.

         2. The authorized capital stock of the Issuer consists of 40,000,000 shares of common stock, $.001 par value and 20,000,000 shares of preferred stock, $.001 par value.

         3. The 200,000 shares of the Issuer's common stock (the "Shares") to be delivered to the Seller pursuant to the Agreement, when so delivered, will be validly authorized and issued, fully paid and non-assessable. The attributes of the Shares will be as specified in the Agreement and the Shares shall have no attributes other than as specified in the Agreement.

         4. The delivery of the Shares in compliance with the terms of the Agreement will be effective to legally transfer full ownership, title, property and interest in said shares to the Seller.

         5. The warranties and representations contained in Article III of the Agreement are true and accurate in all respects, although our opinion is to the best of our knowledge with respect to Articles 3.01(c), (d) and (e).

         6. There are no restrictions on the sale or disposition of the Shares other than as specified in the Agreement, and other than restrictions on resale pursuant to Rule 144 under the Securities Act of 1933; a copy of Rule 144 is attached hereto.

         7. The Agreement has been duly authorized and approved by the Board of Directors of Issuer and no other corporate acts or proceedings are necessary to authorize the Agreement or the transactions contemplated thereby.

         The various statutory provisions and the interpretations thereunder by administrative authorities in courts having jurisdiction over such matters, upon which the foregoing opinions are based, are necessarily subject to change from time to time. The opinions and conclusions expressed herein are based upon the facts as previously stated which have been provided to us by the Issuer. This opinion is premised on the accuracy of the facts and representations of the Issuer. In the event such facts and representations are determined not to be true, this opinion shall be null and void.

         Moreover, as members of the Bar of the State of New York, we do not purport to be experts in or express an opinion upon the laws of any other jurisdiction.

         The Issuer and Seller are authorized to rely on this opinion in connection with the Agreement. No other use of this opinion is authorized without the written consent of the undersigned. This opinion is valid only as of the date issued and we hereby expressly disclaim any duty to provide updates.

         This authorization is provided solely for your benefit in connection with the transaction contemplated by the Agreement and may not be relied upon by you for any other purpose, nor may it be furnished to, used, circulated, quoted or relied upon by any other person for any purpose whatsoever, without prior written consent of the undersigned.

                                Very truly yours,




                               John B. Lowy, P.C.

JBL:ah
ASLA0011.056

         Reg. section 230.144. (a) Definitions. The following definitions shall apply for the purposes of this rule.

         (1) An "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such issuer.

         (2) The term "person" when used with reference to a person for whose account securities are to be sold in reliance upon this rule includes, in addition to such person, all of the following persons:

                  (i) Any relative or spouse of such person, or any relative of such spouse, any one of whom has the same home as such person;

                  (ii) Any trust or estate in which such person or any of the persons specified in paragraph (a)(2)(1) of this section, collectively own ten percent or more of the total beneficial interest or of which any of such persons serve as trustee, executor or in any similar capacity; and

                  (iii) Any corporation or other organization (other than the issuer) in which such person or any of the persons specified in paragraph (a)(2)(i) of this section are the beneficial owners collectively of ten percent or more of any class of equity securities or ten percent or more of the equity interest.

         (3) The term "restricted securities" means:

                  (i) securities that are acquired directly or indirectly from the issuer, or from an affiliate of the issuer, in a transaction or chain of transactions not involving any public offering; or

                  (ii) securities acquired from the issuer that are subject to the resale limitations of Regulation D (section 230.501 through section 230.506 of this chapter) or Rule 701(c) 230.701(c) of this chapter) under the Act; or

                  (iii) securities that are subject to the resale limitations of Regulation D and acquired in a transaction or chair of transactions not involving any public offering; or

                  (iv) securities that are acquired in a transaction or chain of transactions meeting the requirements of Rule 144A (section 230.144A of this chapter). [Amended in 'Release No. 33-6862 (paragraph 84,523) effective April 30, 1990, 55 F.R. 17933]

PROPOSED AMENDMENTS_____________________________________________________________

         ->       Reproduced below is the text of paragraphs (a)(3)(iv), as
         proposed to be amended, and (a)(3)(v), as proposed to be added, in Release No. 33-7185 (P. 85,636), June 27, 1995.

                  (iv) securities that are acquired in a transaction or chain of transactions meeting the requirements of Rule 144A (section 230.144A of this chapter); or

                  (v) Securities acquired from the issuer that are subject to the resale limitations of Regulation CA (section 230.1001).

END OF PROPOSED AMENDMENTS______________________________________________________

         .10 ANNOTATIONS OF RULINGS UNDER PARAGRAPH (A) OF RULE 144 --See paragraphs 2706.222; 2706.223; 2706.2235; 2706.3039; 2706.307; 2706.308;
2706.3081; 2706.38; 2706.382; 2706.385 2706.412; 2706.4153; 2706.5012;
2706-5013; 2706.5061; 2706.735 and 2706.83.

         (b) Conditions to be Met. Any affiliate or other person who sells restricted securities of an issuer for his own account, or person who sells restricted, or any other securities for the account of an affiliate of the issuer of such securities, shall be deemed not to be engaged in a distribution of such securities and therefore not to be an underwriter thereof within the meaning of Section 2(11) of the Act if all of the conditions of this rule are met.

         (c) Current Public Information. There shall be available adequate current public information with respect to the issuer of the securities. Such information shall be deemed to be available only if either of the following conditions is met:

                  (1) Filing of Reports. The issuer has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, has been subject to the reporting requirements of Section 13 of that Act for a period of at least 90 days immediately preceding the sale of the securities and has filed all the reports required to be filed thereunder during the 12 months preceding such sale (or for such shorter period that the issuer was required to file such reports); or has securities registered pursuant to the Securities Act of 1933, has been subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 for a period of at least 90 days immediately preceding the sale of the securities and has filed all the reports required to be filed thereunder during the 12 months preceding such sale (or for such shorter period that the issuer was required to file such reports. The person for whose account the securities are to be sold shall be entitled to rely upon a statement in whichever is the most recent, quarterly or annual, required to be filed and filed by the issuer that such issuer has filed all reports required to be filed by
         Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports) and has been subject to such filings requirements for the past 90 days, unless he knows or has reason to believe that the issuer has not complied with such requirements. Such person shall also be entitled to rely upon a written statement from the issuer that it has complied with such reporting requirements unless he knows or has reason to believe that the issuer has not complied with such requirements. [As amended in Release No. 34-5452 (paragraph
         9928), effective March 15, 1974.]

                  (2) Other Public Information. If the issuer is not subject to
         Section 13 or 15(d) of the Securities Exchange Act of 1934, there is publicly available the information concerning the issuer specified in paragraph (a)(5)(i) to (xiv), inclusive, and paragraph (a)(5)(xvi) of Rule 15c2-11 (section 240.15c2-11 of this chapter) under that Act or, if the issuer is an insurance company the information specified in
         Section 12(g)(2)(G)(i) of that Act. [Amended in Release No. 33-6862 (paragraph 84,523), effective April 30, 1990, 55 F.R. 17933.]

         .30 ANNOTATIONS OF RULINGS UNDER PARAGRAPH (C) OF RULE 144. --See 12706.141; 2706.2237; 2706.2241; 2706.328; 2706.49; 2706-4901; 2706.4902;
2706.4903; 2706.491; 2706.4911; 2706.4912; 2706.4915; 2706.4916; 2706-4917;
2706.492; 2706.4921; 2706.494; 2706.495, 2706.496; 2706.497; 2706.5151; 2706.58;
2706.581; 2706.70; 2706.86; 2706.88 and 2706.92.

         (d) Holding Period for Restricted Securites. If the securities sold are restricted securities, the following provisions apply:

                  (1) General rule. A minimum of two years must elapse between the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquisition or any subsequent holder of those securities, and if the acquisition takes the securities by purchase, the two-year period shall not begin until the full purchase price or other consideration is paid or given by the person acquiring the securities from the issuer or from an affiliate of the issuer.

PROPOSED AMENDMENT ___________________________________________________________

         ->       Reproduced below is the text of paragraph (d)(1) as proposed to be amended in Release No. 33-7187 (paragraph 85,638), June 27, 1995.

                  (1) General rule. A minimum of one year must elapse between the later of the date of the acquisition of the securities from the issuer or from an affiliate of the issuer, and any resale of such securities in reliance on this section for the account of either the acquisition or any subsequent holder of those securities, and if the acquisition takes the securities by purchase, the one-year period shall not begin until the full purchase price or other consideration is paid or given by the person acquiring the securities from the issuer or from an affiliate of the issuer.

END OF PROPOSED AMENDMENT_____________________________________________________

         (2) Promissory Notes, Other Obligations or Installment Contracts. Giving the issuer or affiliate of the issuer from whom the securities were purchased a promissory note or other obligation to pay the purchase price, or entering into an installment purchase contract with such seller, shall not be deemed full payment of the purchase price unless the promissory note, obligation or contract:

                  (i) provides for full recourse against the purchaser of the securities;

                  (ii) is secured by collateral, other than the securities purchased, having a fair market value at least equal to the purchase price of the securities purchased; and

                  (iii) shall have been discharged by payment in full prior to the sale of the securities.

         (3) Determination of Holding Period. The following provisions shall apply for the purpose of determining the period securities have been held:

                  (i) Stock Dividends, Splits and Recapitalizations. Securities acquired from the issuer as a dividend or pursuant to a stock split, reverse split or recapitalization shall be deemed to have been acquired at the same time as the securities on which the dividend or, if more than one, the initial dividend was paid, the securities involved in the split or reverse split, or the securities surrendered in connection with the recapitalization;

                  (ii) Conversions. If the securities sold were acquired from the issuer for a consideration consisting solely of other securities of the same issuer surrendered for conversion, the securities so acquired shall be deemed to have been acquired at the same time as the securities surrendered for conversion;

                  (iii) Contingent Issuance of Securities. Securities acquired as a contingent payment of the purchase price of an equity interest in a business, or the assets of a business, sold to the issuer or an affiliate of the issuer shall be deemed to have been acquired at the time of such sale if the issuer or affiliate was then committed to issue the securities subject only to conditions other than the payment of further consideration for such securities. An agreement entered into in connection with any such purchase to remain in the employment of, or not to compete with, the issuer or affiliate or the rendering of services pursuant to such agreement shall not be deemed to be the payment of further consideration for such securities.

                  (iv) Pledged Securities. Securities which are bona fide pledged by an affiliate of the issuer when sold by the pledgee, or by a purchaser, after a default in the obligation secured by the pledge, shall be deemed to have been acquired when they were acquired by the pledgor, except that if the securities were pledged without recourse they shall be deemed to have been acquired by the pledgee at the time of the pledge or by the purchaser at the time of purchase.

                  (v) Gifts of Securities. Securities acquired from an affiliate of the issuer by gift shall be deemed to have been acquired by the donee when they were acquired by the donor.

                  (vi) Trusts. Where a trust settlor is an affiliate of the issuer, securities acquired from the settlor by the trust, or acquired from the trust by the beneficiaries thereof, shall be deemed to have been acquired when such securities were acquired by the settlor.

                  (vii) Estates. Where a deceased person was an affiliate of the issuer, securities held by the estate of such person or acquired from such estate by the beneficiaries thereof shall be deemed to have been acquired when they were acquired by the deceased person, except that no holding period is required if the estate is not an affiliate of the issuer or if the securities are sold by a beneficiary of the estate who is not such an affiliate.

         NOTE: While there is no holding period or amount limitation for estates and beneficiaries thereof which are not affiliates of the issuer, paragraphs
(c), (h) and (i) of the rule apply to securities sold by such persons in reliance upon the rule.

                  (viii) Rule 145(a) transactions. The holding period for securities acquired in a transaction specified in Rule 145(a) shall be deemed to commence on the date the securities were acquired by the purchaser in such transaction. This provision shall not apply, however, to a transaction effected solely for the purpose of forming a holding company.

         [Amended in Release No. 33-6862 (paragraph 84,523), effective April 30, 1990, 55 F.R. 17933.]

         .40 ANNOTATIONS OF RULINGS UNDER PARAGRAPH (D) OF RULE 144. --See 2706-153; 2706.185; 2706.2236; 2706.3001; 2706.3042; 2706.3051; 2706-308;
2706.3510; 2706.391; 2706.41 thru 2706.421; 2706.429, 2706.4410; 2706.625;
2706.641; 2706.642; 2706.732; 2706.810; 2706.93.

         (e) Limitation on amount of securities sold. Except as hereinafter provided, the amount of securities which may be sold in reliance upon this rule shall be determined as follows:

         (1) Sales by affiliates. If restricted or other securities are sold for the account of an affiliate of the issuer, the amount of securities sold, together with all sales of restricted and other securities of the same class for the account of such person within the preceding three months, shall not exceed the greater of (i) one percent of the shares or other units of the class outstanding as shown by the most recent report or statement published by the issuer, or (ii) the average weekly reported volume of trading in such securities on all national securities exchanges and/or reported through the automated quotation system of a registered securities association during the four calendar weeks preceding the filing of notice required by paragraph (h), or if no such notice is required the date of receipt of the order to execute the transaction by the broker or the date of execution of the transaction directly with a market maker, or (iii) the average weekly volume of trading in such securities reported through the consolidated transaction reporting system contemplated by Rule 11Aa3-1 under the Securities Exchange Act of 1934 (section 240-11Aa3-1) during the four-week period specified in subdivision (ii) of this paragraph.

         [Amended in Release No. 33-5717 (paragraph 80,601), June 8, 1976,
41 F. R. 24702; Release No. 33-5979 (paragraph 81,731), effective September 25, 1978, 43 F. R. 43711; Release No. 33-5995 (paragraph 81,759), effective
November 15, 1978, 43 F. R. 54230; Release No. 34-16589 (paragraph 82,455), effective April 5, 1980, 45 F. R. 12377.]

         (2) Sales by persons other than affiliates. The amount of restricted securities sold for the account of any person other than an affiliate of the issuer, together with all other sales of restricted securities of the same class for the account of such person within the preceding three months, shall not exceed the amount specified in paragraphs (1)(ii) or (1)(iii) of this section, whichever is applicable, unless the conditions in paragraph (k) of this rule are satisfied. [Amended in Release No. 33-5979 (paragraph 81,731), effective September 25, 1978, 43 F. R. 43711; Release No. 33-5995 (paragraph 81,759), effective November 15, 1978, 43 F. R. 54230; Release No. 33-6032 (paragraph 81,992), effective March 12, 1979, 44 F R. 15612; Release No. 33-6286
(paragraph 82,821), February 6, 1981, effective March 16,1981, 46 F. R. 12195.]

         (3) Determination of Amount. For the purpose of determining the amount of securities specified in paragraphs (e)(l) and (2) of this rule, the following provisions shall apply:

                  (i) Where both convertible securities and securities of the class into which they are convertible are sold, the amount of convertible securities sold shall be deemed to be the amount of securities of the class into which they are convertible for the purpose of determining the aggregate amount of securities of both classes sold;

                  (ii) The amount of securities sold for the account of a pledgee thereof, or for the account of a purchaser of the pledged securities, during any period of three months within two years after a default in the obligation secured by the pledge, and the amount of securities sold during the same three-month period for the account of the pledgor shall not exceed, in the aggregate, the amount specified in subparagraph (1) or (2) of this paragraph, whichever is applicable. [Amended in Release No. 33-5995 (paragraph 81,759), effective November 15, 1978, 43 F. R. 54230.]

                  (iii) The amount of securities sold for the amount of a donee thereof during any period of three months within two years after the donation, and the amount of securities sold during the same three-month period for the account of the donor, shall not exceed, in the aggregate, the amount specified in subparagraph (1) or (2) of this paragraph, whichever is applicable; [Amended in Release No. 33-5995 (paragraph 81,759), effective November 15, 1978, 43 F. R. 54230.]

                  (v) Where securities were acquired by a trust from the settlor of the trust, the amount of such securities sold for the account of the trust during any period of three months within two years after the acquisition of the securities by the trust, and the amount of securities sold during the same three-month period for the account of the settlor, shall not exceed, in the aggregate, the amount specified in subparagraph (1) or (2) of this paragraph, whichever is applicable; [Amended in Release No. 33-5995 (paragraph 81,759), effective November 15, 1978, 43 F. R. 54230.]

PROPOSED AMENDMENTS_____________________________________________________________

->       Reproduced below is the text of paragraphs (e)(3)(ii), (iii) and (iv)
as proposed to be amend in Release No. 33-7187 (paragraph 85,638), June 27,
1995.

                  (ii) The amount of securities sold for the account of a pledgee thereof, or for the account of a purchaser of the pledged securities, during any period of three months within one year after a default in the obligation secured by the pledge, and the amount of securities sold during the same three-month period for the account of the pledgor shall not exceed, in the aggregate, the amount specified in paragraph (e)(1) or (2) of this section, whichever is applicable;

                  (iii) The amount of securities sold for the account of a donee thereof during any period of three months within one year after the donation, and the amount of securities sold during the same three-month period for the account of the donor, shall not exceed, in the aggregate, the amount specified in paragraph (e)(1) or (2) of this section, whichever is applicable;

                  (iv) Where securities were acquired by a trust from the settlor of the trust, the amount of such securities sold for the account of the trust during any period of three months within one year after the acquisition of the securities by the trust, and the amount of securities sold during the same three-month period for the account of the settlor, shall not exceed, in the aggregate, the amount specified in paragraph (e)(1) or (2) of this section, whichever is applicable;

END OF PROPOSED AMENDMENTS____________________________________________________

                  (v) The amount of securities sold for the account of the estate of a deceased person, or for the account of a beneficiary of such estate, during any period of three months and the amount of securities sold during the same period for the account of the deceased person prior to his death shall not exceed, in the aggregate, the amount specified in subparagraph (1) or (2) of this paragraph, whichever is applicable; Provided, That no limitation on amount shall apply if the estate or beneficiary thereof is not an affiliate of the issuer; [Amended in Release No. 33-5995 (paragraph 81,759), effective November 15, 1978, 43 F. R. 54230.]

                  (vi) When two or more affiliates or other persons agree to act in concert for the purpose of selling securities of an issuer, all securities of the same class sold for the account of all such persons during any period of three months shall be aggregated for the purpose of determining the limitation on the amount of securities sold; [Amended in Release No. 33-5995 (paragraph 81,759), effective November 15, 1978, 43 F R 54230.]

                  (vii) Securities sold pursuant to an effective registration statement under the Act or pursuant to an exemption provided Regulation A under the Act or in a transaction exempt pursuant to Section 4 of the Act and not involving any public offering need not be included in determining the amount of securities sold in reliance upon this rule. [As amended in Release No. 33-5432 (paragraph 79,633), effective
         March 15, 1974, 39 F. R. 6069.]

         .50 ANNOTATIONS OF RULINGS UNDER PARAGRAPH (E) OF RULE 144.--See 2706.2201; 2706.2231; 2706.2241; 2706.3025; 2706.303; 2706.3031; 2706.3033;
2706.30341; 2706.3035; 2706.3036; 2706.3047;

2706.305; 2706.3051; 2706.3052; 2706.3053; 2706.3054; 2706.3055; 2706.3056;
2706.306; 2706.328; 2706.3853; 2706-412; 2706.481; 2706.50' 2706.501; 2706 5011;
2706.5012; 2706.514; 2706.562; 2706.503; 2706.504; 2706.505; 2706.506;
2706.5060; 2706.3037; 2706.304; 2706.3042; 2706.3043; 2706.5061; 2706.64;
2706-642; 2706.652; 2706-723; 2706.732; 2706.86; 2706.88; 2706.92; 2706-93.

         (f) Manner of sale. The securities shall be sold in "brokers' transactions" within the meaning of section 4(4) of the Act or in transactions directly with a "market maker," as that term is defined in section 3(a)(38) of the Securities Exchange Act of 1934, and the person selling the securities shall not (1) solicit or arrange for the solicitation of orders to buy the securities in anticipation of or in connection with such transaction, or (2) make any payment in connection with the offer or sale of the securities to any person other than the broker who executes the order to sell the securities. The requirements of this paragraph, however, shall not apply to securities sold for the account of the estate of a deceased person or for the account of a beneficiary of such estate provided the estate or beneficiary thereof is not an affiliate of the issuer, nor shall they apply to securities sold for the account of any person other than an affiliate of the issuer, provided the conditions of paragraph (k) of this rule are satisfied. [Amended in Release
No. 33-5979 (paragraph 8l,731), effective September 25, 1978, 43 F. R. 43711;
Release No. 33-6286 (paragraph 82,821), February 6, 1981, effective March 16, 1981, 46 F. R. 12195.]

         .60 ANNOTATIONS OF RULINGS UNDER PARAGRAPH (F) OF RULE 144. --See 2706.2241; 2706.2262; 2706.2237; 2706.328; 2706423; 2706.656; 2706.6561;
2706.86; 2706.90; and 2706-92.

         (g) Brokers' Transactions. The term "brokers' transactions" in Section 4(4) of the Act shall for the purposes of this rule be deemed to include transactions by a broker in which such broker-

                  (1) does no more than execute the order or orders to sell the securities as agent for the person for whose account the securities are sold; and receives no more than the usual and customary broker's commission;

                  (2) neither solicits nor arranges for the solicitation of customers' orders to buy the securities in anticipation of or in connection with the transaction; provided, that the foregoing shall not preclude (i) inquiries by the broker of other brokers or dealers who have indicated an interest in the securities within the preceding 60 days, (ii) inquiries by the broker of his customers who have indicated an unsolicited bona fide interest in the securities within the preceding 10 business days; or (iii) the publication by the broker of bid and ask quotations for the security in an inter-dealer quotation system provided that such quotations are incident to the maintenance of a bona fide inter-dealer market for the security for the broker's own account and that the broker has published bona fide bid and ask quotations for the security in an inter-dealer quotation system on each of at least twelve days within the preceding thirty calendar days with no more than four business days in succession without such two-way quotations;

                  Note to Subparagraph g(2)(ii): The broker should obtain and retain in his files written evidence of indications of bona fide unsolicited interest by his customers in the securities at the time such indications are received. [As amended in Release No. 33-5452 (paragraph 79,633), effective March 15, 1974.]

         .70 Annotations of rulings under paragraph (g) of Rule 144. -- See paragraphs 2706.215; 2706.2237; 2706.285; 2706.387; 2706.388; 2706.172;
2706.444; 2706.6561; 2706.6563; 2706.6565; 2706.6567; 2706.86; and 2706.92.

                  (3) after reasonable inquiry is not aware of circumstances indicating that the person for whose account the securities are sold is an underwriter with respect to the securities or that the transaction is a part of a distribution of securities of the issuer. Without limiting the foregoing, the broker shall be deemed to be aware of any facts or statements contained in the notice required by paragraph (h) below.

                  Notes. (1) The broker, for his own protection, should obtain and retain in his files a copy of the notice required by paragraph (h).

                  (ii) The reasonable inquiry required by paragraph (g)(3) of this section should include, but not necessarily be limited to, inquiry as to the following matters:

                           a. The length of time the securities have been held
                  by the person for whose account they are to be sold. If practicable, the inquiry should include physical inspection of the securities;

                           b. The nature of the transaction in which the
                  securities were acquired by such person;

                           c. The amount of securities of the same class sold
                  during the past three months by all persons whose sales are required to be taken into consideration pursuant to paragraph
                  (e) of this section,

                           d. Whether such person intends to sell additional
                  securities of the same class through any other means;

                           e. Whether such person has solicited or made any
                  arrangement for the solicitation of buy orders in connection with the proposed sale of securities;

                           f. Whether such person has made any payment to any
                  other person in connection with the proposed sale of the securities, and

                           g. The number of shares or other units of the class
                  outstanding, or the relevant trading volume.

                           (h) Notice of proposed sale. If the amount of
                  securities to be sold in reliance upon the rule during any period of three months exceeds 500 shares or other units or has an aggregate sale price in excess of $10,000, three copies of a notice on Form 144 shall be filed with the Commission at its principal office in Washington, D.C.; and if such securities are admitted to trading on any national securities exchange, one copy of such notice shall also be transmitted to the principal exchange on which such securities are so admitted. The Form 144 shall be signed by the person for whose account the securities are to be sold and shall be transmitted for filing concurrently with either the placing with a broker of an order to execute a sale of securities in reliance upon this rule or the execution directly with a market maker of such a sale. Neither the filing of such notice nor the failure of the Commission to comment thereon shall be deemed to preclude the Commission from taking any action it deems necessary or appropriate with respect to the sale of the securities referred to in such notice. The requirements of this paragraph, however, shall not apply to securities sold for the account of any person other than an affiliate of the issuer, provided the conditions of paragraph (k) of this rule are satisfied. [Amended in Release No.
                  33-5307 (paragraph 79,001), effective November 1, 1972, 37 F.
                  R. 20577; Release No. 33-5452 (paragraph 79,633), effective March 15, 1974, 39 F. R. 6069; Release No. 33-5452A, effective March 15, 1974, 39 F. R. 8914; Release No. 33-5560 (paragraph
                  80,066), effective March 15, 1975, 40 F. R. 6487; Release No.
                  33-5995 (paragraph 81,759), effective November 15, 1978, 43 F.
                  R. 54230; Release No. 33-6286 (paragraph 82,821), February 6, 1981, effective March 16, 1981, 46 F. R. 12195.]

        .80 ANNOTATIONS OF RULINGS UNDER PARAGRAPH (H) OF RULE 144. -- See paragraphs 2706.2237; 2706-301; 2706- 3011; 2706.30121; 2706.3015; 2706-417;
2706.419; 2706.500; 2706.59; 2706.611; 2706.635; and 2706.636.

                  (i) Bona Fide Intention to Sell. The person the notice related by paragraph, (h) shall have a bona fide intention to sell the securities referred to therein within a reasonable time after the filing of such notice.

                  (j) Non-exclusive rule. Although this rule provides a means for reselling restricted securities and securities held by affiliates without registration, it is not the exclusive means for reselling such securities in that manner. Therefore, it does not eliminate or otherwise affect the availability of any exemption for resales under the Securities Act that a person or entity may be able to rely upon. [Added in Release No. 33-6032 (paragraph 81,992), effective March 12, 1979, 44 F. R. 15612.]

                  (k) Termination of certain restrictions on sales of restricted securities by persons other than affiliates. The requirements of paragraphs (c), (e), (f) and (h) of this rule shall not apply to restricted securities sold for the account of a person who is not an affiliate of the issuer at the time of the sale and has not been an affiliate during the preceding three months, provided a period of at least three years has elapsed since the later of the date the securities were acquired from the issuer or from an affiliate of the issuer. In computing the three-year period for purposes of this provision, reference should be made to paragraph (d) of this section. [Amended in Release No. 33-6286 (paragraph 82,821), effective March
         16, 1981, 46 F.R. 12195; Release No. 33-6488 (paragraph 83,429), effective October 31, 1983, 48 F.R. 44770; and Release No. 33-6862 (paragraph 84,523), effective April 30, 1990, 55 F.R. 17933.]